May 1, 2006

American Tire Distributors, Inc.

12200 Herbert Wayne Court

Suite 150

Huntersville, NC 28078

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of American Tire Distributors, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering from time to time by the persons listed in the Registration Statement of up to $96,400,000 aggregate principal amount of Senior Floating Rate Notes due 2012 (the “Note”) and the related guarantees set forth in the Indenture referred to below (the “Guarantees”) by American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), and certain subsidiaries of the Company including T.O. Haas Tire Company, Inc., a Nebraska corporation (the “Nebraska Entity”). The Notes were issued pursuant to an Indenture, dated as of March 31, 2005, among the Company, Holdings, certain subsidiaries of the Company and Wachovia Bank, National Association, a national banking association, as Trustee, amended by that Supplemental Indenture, dated as of March 31, 2005, among the Company, Holdings, certain subsidiaries of the Company and Wachovia Bank, National Association, as Trustee (as so supplemented, the “Indenture”). We have acted as special counsel in the State of Nebraska to the Nebraska Entity in connection with the offering of securities contemplated by the Registration Statement.

We have assumed without independent investigation that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of individuals signing on behalf of the Nebraska Entity) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Nebraska Entity is a validly existing corporation in good standing under the laws of the State of Nebraska and has all requisite corporate authority to execute, deliver and perform its obligations under the Indenture.

American Tire Distributors, Inc.

May 1, 2006

2. The execution and delivery by the Nebraska Entity of the Indenture and the performance of its obligations thereunder has been duly authorized by all necessary corporate action. The Indenture has been duly executed and delivered by the Nebraska Entity.

3. The execution, delivery and performance by the Nebraska Entity of the Indenture does not and will not violate the charter or bylaws of the Nebraska Entity.

4. The execution, delivery and performance by the Nebraska Entity of the Indenture does not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Nebraska under, any law or regulation of the State of Nebraska applicable to the Nebraska Entity that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Indenture, except for such filings or approvals as have already been obtained.

The foregoing opinions are subject to the following exceptions, qualifications and limitations: We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Nebraska. This opinion is limited to the effect of the present state of the laws of the State of Nebraska and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws. We express no opinion regarding the Securities Act or any other federal or state securities laws or regulations.

The opinions above are solely for your benefit in connection with the transactions referred to above and are not to be used for any other purpose, or, circulated, quoted or otherwise referred to for any purpose, without, in each case, our written permission, except that Gibson, Dunn & Crutcher LLP may rely on this opinion for the purpose of rendering a legal opinion. We consent to the filing of this opinion as Exhibit 5.2 of the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ DeMars, Gordon, Olson & Zalewski